Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3ASR (No. 333-257334) of Itaú Corpbanca of our report dated April 27, 2022 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Consultores Auditores SpA

Santiago, Chile
April 27, 2022